IQST - iQSTEL Consolidates Telecom Operations To Further Improve Earnings On $120M Annual Revenue Forecast

NEW YORK, June 7, 2023 /PRNewswire/ -- iQSTEL Inc. (OTCQX: IQST) today announced the company has initiated the consolidation of the telecommunication subsidiaries that make up the company's Telecom Division.  The first consolidation step, the operational combination of Etelix and SwissLink, is alone anticipated to improve the bottom line by $500,000.  The earnings improvements are expected to begin taking effect in Q3 this year.  iQSTEL recently increased its FY 2023 revenue forecast from $105 million to $120 million.

"iQSTEL is becoming an ever more sustainable, high growth business with predictably improving financial performance," said CEO Leandro Iglesias. "The consolidation process of our enhanced telecommunication services will further boost earnings adding to our initiative to grow profits through the introduction of new high margin products and services."

The iQSTEL consolidation initiative is named SwissLink 2.0.  The Etelix and SwissLink teams will be combined into one business organization.

Etelix´s voice services have already been moved to our SwissLink proprietary VAMP platform providing iQSTEL customers with an overall quality improvement form our Enhanced Voice Services.

The consolidation process has been designed to seamlessly improve the quality of services to the iQSTEL clients without any service interruptions or service agreement changes. Etelix customers will continue to receive service with no changes to their service agreements and they will now have access to a wider range of products.

The brand name for the consolidated operation will be SwissLink, and the SwissLink slogan will be "Specialized in Europa and Transatlantic International Telecom Services."  SwissLink will be under the management of Juan Carlos Lopez CEO, Ralf Kohler COO, Helmut Stricker Sales Director.

iQSTEL plans to be recognized as a top 10 international wholesale telecom service provider.

About IQSTEL updated:

iQSTEL Inc. (OTC-QX: IQST) (www.iQSTEL.com) is a US-based, multinational public company preparing for a Nasdaq up-listing with an FY2023 $105 million revenue forecast. iQSTEL's mission is to serve basic human needs in today's modern world by making the necessary tools accessible regardless of race, ethnicity, religion, socioeconomic status, or identity.  iQSTEL recognizes that in today's modern world, the pursuit of the human hierarchy of needs (physiological, safety, relationship, esteem and self actualization) is marginalized without access to ubiquitous communications, the freedom of virtual banking, clean affordable mobility and information and content. iQSTEL has 4 Business Divisions delivering accessibly to the necessary tools in today's pursuit of basic human needs: Telecommunications, Fintech, Electric Vehicles and Metaverse.

•	The Telecommunications Division (Communications) includes VoIP, SMS, International Fiber-Optic, Proprietary Internet of Things (IoT), and a Proprietary Mobile Portability Blockchain Platform.
•	The Fintech Division (Financial Freedom) includes remittances services, top up services, Master Card Debit Card, a US Bank Account (No SSN required), and a Mobile App.
•	The Electric Vehicles Division (Mobility) offers Electric Motorcycles and plans to launch a Mid Speed Car.
•	The Metaverse Division (information and content) includes an enriched and immersive white label proprietary Metaverse platform to access products, services, content, entertainment, information, customer support, and more in a virtual 3D interface.

The company continues to grow and expand its suite of products and services both organically and through mergers and acquisitions.  iQSTEL has completed 10 acquisitions since June 2018 and continues to develop an active pipeline of potential future acquisitions.

Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions, or any other information relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates, and projections about our business based partly on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may and are likely to differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release, and iQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release. This press release does not constitute a public offer of any securities for sale. Any securities offered privately will not be or have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

iQSTEL Inc.
IR US Phone: 646-740-0907
IR Email: investors@iqstel.com

Contact Details
iQSTEL Inc.
+1 646-740-0907
investors@iqstel.com

Company Website
www.iqstel.com

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